Exhibit (e)

                             Rule 466 Certification


The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a registration statement on Form F-6 (Registration No. 333-150565), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                     CITIBANK, N.A., as Depositary


                                     By: /s/ Susanna Ansala
                                         ----------------------
                                         Name:  Susanna Ansala
                                         Title: Vice President